EXHIBIT 10.1

FOURTH AGREEMENT OF AMENDMENT

TO

REVOLVING LOAN AND SECURITY AGREEMENT

AND OTHER DOCUMENTS

This Fourth Agreement of Amendment to Revolving Loan and Security Agreement ("Fourth Amendment") is effective October 26, 2009 by and among SOVEREIGN BANK, a federal savings bank, having an address of 101 Wood Avenue South, Iselin NJ 08830 ("Lender"), MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation, MEDIA SCIENCES, INC., a New Jersey corporation, and CADAPULT GRAPHIC SYSTEMS, INC., a New Jersey corporation, having their chief executive office at 8 Allerman Road, Oakland NJ 07436 (either separately, jointly, or jointly and severally, "Borrower").

RECITALS

A.        Borrower has executed and delivered a certain (i) Secured Revolving Loan Note dated February 12, 2008, in the original maximum principal sum of Eight Million Dollars ($8,000,000.00), as amended, and a certain (ii) Term Loan Note in the original maximum principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) payable to the order of Lender (collectively, "Note")

B.        In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lender, the Lender and Borrower have executed, among other things, a Revolving Loan and Security Agreement dated February 12, 2008, as amended ("Loan Agreement").

C.     In addition to the foregoing documents, Media Sciences International, Inc. and Media Sciences, Inc. (jointly and severally, "Pledgor") have executed certain Pledge and Control Agreements dated February 12, 2008 ("Pledge Agreement"). For purposes of convenience, the Borrower and Pledgor are jointly and severally referred to as "Obligors."

D.        In addition to the foregoing documents, the Obligors and Lender have executed or delivered other collateral agreements, certificates and instruments perfecting or otherwise relating to the security interests created. For purposes of convenience, the Note, Loan Agreement, Pledge Agreement and related collateral agreements, certificates and instruments are collectively referred to as the "Loan Documents.”

E.	Borrower has requested a modification of the Loan Documents.

F.        Lender and Obligors wish to clarify their rights and duties to one another as set forth in the Loan Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Fourth Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.         Lender and Obligors reaffirm, consent and agree to all of the terms and conditions of the Loan Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Loan Documents are hereby expressly modified by this Fourth Amendment.

2.         In the case of any ambiguity or inconsistency between the Loan Documents and this Fourth Amendment, the language and interpretation of this Fourth Amendment is to be deemed binding and paramount.

3.	As to the Loan Agreement:

A. Section 1.3(a) is hereby amended to read as follows:

Interest accrues on the Revolving Loan at the greater of (i) seven percent (7%) per annum or (ii) Lender's floating Prime Rate (as that term is defined in this Agreement) plus three and one-quarter percent (3.25%) per annum. In no event is the interest rate to be less than seven percent (7%) per annum.

B.	Section 6.19(c) is hereby amended to read as follows:

(c) Field Examination Fee. Upon demand, Borrower is to pay Lender a field examination fee of $750.00 per man/day, plus expenses. Such fees are deemed earned in full on the date when same are due and payable hereunder and are not subject to rebate or pro ration upon termination of this Agreement for any reason.

C.	Section 7.16 is hereby amended to read as follows:

Section 7.16 Fixed Charge Coverage Ratio

The Borrower is not to cause or permit its Fixed Charge coverage ratio, tested quarterly, on a rolling three month basis for the quarter ended December 31, 2009, on a rolling six, nine and twelve month basis for each quarter ending thereafter until quarter ending September 30, 2010; and thereupon for the quarter ending September 30, 2010 and each quarter thereafter based upon a trailing twelve month basis, to be less than 1.05:1. Fixed Charge is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") (including an add back for non-cash stock based compensation) less the sum of: cash taxes; cash capital expenditures; any cash dividends, distributions or loans, and other cash payments not captured on the current profit and loss statement, divided by principal payments on term debt (or capital leases), and cash interest. For all of the foregoing determinations, any equity contribution made to the Borrower will be applied to offset cash capital expenditures. For those of the foregoing determinations made during fiscal periods 2009 and 2010 only which will be determined on a rolling twelve month basis, cash received by Borrower from convertible debt offerings and associated warrants will be applied to offset cash capital expenditures together with the payments made to PNC Equipment Finance LLC/PNC Leasing pursuant to paragraph 5 of the Third Amendment. Notwithstanding the foregoing, this Section will not apply to the Borrower's fiscal quarter ending September 30, 2009, for which the provisions of Section 7.20 will apply.

D.	The following is added as Section 7.20:

Section 7.20	Cash Burn

The Borrower is not to cause or permit its Cash Burn to be more than minus One Hundred Fifty Thousand Dollars (-$150,000.00) for the first fiscal quarter of fiscal 2010 ending September 30, 2009. "Cash Burn" is defined as EBITDA (including an add back for non-cash stock based compensation) less the sum of: capital expenditures paid in cash, cash taxes paid, cash interest paid, all principal payments (excluding payments made to PNC Equipment Finance LLC/PNC Leasing for the lease obligation paid in full in August, 2009), excess of deferred rent liability over income statement rent expense and any distributions or dividends paid in cash.

E.	The following is added as an additional sentence to Sections 7.15, 7.16 and 7.20:

Calculations of compliance with this Section will exclude the non-cash effects of new accounting pronouncement EITF 07-5.

4.         In consideration of this Fourth Amendment, Borrower is to pay to Lender a fee of Six Thousand Dollars ($6,000.00) upon execution of this Fourth Amendment.

5.         Obligors represent and warrant that there are no defaults or events of Default pursuant to or defined in any of the Loan Documents, and that all warranties and covenants which have been made or performed by Obligors in connection with the Loan Documents were true and complete when made or performed.

6.        The Loan Documents are hereby amended to provide that a default, breach or failure on the part of Obligors to perform any covenant or condition hereunder or an event of Default otherwise defined in either this Fourth Amendment or any document executed in connection with this Fourth Amendment is to be deemed an event of Default for purposes of the Loan Documents.

7.        All representations, warranties and covenants made by Obligors to Lender in the Loan Documents are hereby repeated as though first made expressly in this Fourth Amendment.

8.         Except as otherwise provided herein, the Loan Documents continue in full force and effect, in accordance with their respective terms. The parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents and consent to the terms of this Fourth Amendment. Capitalized terms used in this Fourth Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Loan Documents.

9.         The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Fourth Amendment.

10.       This Fourth Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Fourth Amendment is not assignable by Obligors without the prior written consent of Lender.

11.       To the extent that any provision of this Fourth Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it does not have the effect of rendering any other provision of this Fourth Amendment invalid or unenforceable. This Fourth Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

12.        This Fourth Amendment may only be changed or amended by a written agreement signed by all of the parties. By the execution of this Fourth Amendment, Lender is not to be deemed to consent to any future renewal or extension of the loan. This Fourth Amendment may only be changed or amended by a written agreement signed by all of the parties. This Fourth Amendment is deemed to be part of and integrated into the Loan Documents.

13.        This Fourth Amendment is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey).

14.       The parties to this Fourth Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Fourth Amendment, the enforceability and interpretation of the terms contained in this Fourth Amendment and the consummation of the transactions and matters covered by this Fourth Amendment.

15.       Obligors are to reimburse Lender for its costs, expenses, and reasonable attorneys' fees incurred in connection with this Fourth Amendment, upon execution of this Fourth Amendment.

THE OBLIGORS, FOR THEMSELVES, THEIR SUBSIDIARIES (IF ANY) AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS FOURTH AMENDMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS FOURTH AMENDMENT.

IN WITNESS WHEREOF, the parties have signed this Fourth Amendment.

Attest/Witness:	MEDIA SCIENCES
INTERNATIONAL, INC

/s/ Michael W. Levin	By:	/s/ Kevan D. Bloomgren
Print Name: Michael W. Levin	Print Name: KEVAN D. BLOOMGREN
Title: CEO	Title:	CFO

Attest/Witness:	MEDIA SCIENCES, INC

/s/ Michael W. Levin	By:	/s/ Kevan D. Bloomgren
Print Name: Michael W. Levin	Print Name: KEVAN D. BLOOMGREN
Title: CEO	Title:	CFO

Attest/Witness:	CADAPULT GRAPHIC SYSTEMS, INC.

/s/ Michael W. Levin	By:	/s/ Kevan D. Bloomgren
Print Name: Michael W. Levin	Print Name: KEVAN D. BLOOMGREN
Title: CEO	Title:	CFO

SOVEREIGN BANK

By:	/s/ Alan M. Lapidus
Print Name: ALAN M. LAPIDUS
Title: SVP

STATE OF NEW JERSEY	)
) ss.
COUNTY OF Bergen	)

DENISE S HAWKINS

Notary Public

State of New Jersey

My Commission Expires Mar 11, 2012

I CERTIFY that on October 26, 2009, Kevan D. Bloomgren personally appeared before me and that this person acknowledged under oath, to my satisfaction, that this person is the Chief Financial Officer of Media Sciences, Inc., Media Sciences International, Inc. and Cadapult Graphic Systems, Inc., the corporations named in the attached document; this person executed and delivered the attached document on behalf of and as the voluntary act and deed of the corporations, and this person was authorized by the corporations to execute and deliver the attached document on behalf of the corporations.

/s/ Denise S. Hawkins